UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 30, 2014

Giggles N Hugs, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Nevada	333-138944	20-1681362
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10250 Santa Monica Blvd., Suite 155, Los Angeles, CA 90067

(Address, including zip code, off principal executive offices)

Registrant’s telephone number, including area code 310-553-4847

______________________________________________________

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into A Material Definitive Agreement

On June 30, 2014, Giggles N Hugs, Inc., a Nevada corporation (the “Company”), executed subscription agreements with two accredited investors for the purchase of Common Stock of the Company at a purchase price of $0.25 per share for an aggregate of $40,000, and a subscription agreement with one accredited investor for the purchase of Common Stock of the Company at a purchase price of $0.30 per share for an aggregate of $50,000. The Shares were sold pursuant to the offering terms set forth on the periodic report on Form 8-K filed with the SEC on May 29, 2014 (SEC Accession No. 0001493152-14-001747) and will be eligible for resale pursuant to Rule 144 of the Securities Act of 1933, as amended (the “Securities Act”) six (6) months after the date of issue (the “Financing”).

The Financing took place pursuant to Rule 506(c) of Regulation D of the Securities Act, and the Jumpstart Our Business Startups Act.

In connection with the Financing, the Company paid WestPark Capital, Inc. a cash fee equal to $10,800, plus a banking and administrative fee of $76.

Item 3.02 Unregistered Sale of Equity Securities

The information provided in Item 1.01 is incorporated herein by reference.

On July 1, 2014, the Company issued 208,400 shares of Common Stock at $0.20 per share upon the conversion of a convertible promissory note and 681,081 shares of Common Stock at $0.20 per share upon the exercise of warrants issued pursuant to the offering terms set forth on the notice of exempt offering of securities on Form D filed with the SEC on November 4, 2013 (SEC Accession No. 0001493152-13-002121) (the “Second Offering”). Such convertible promissory note and warrants were issued pursuant to the offering terms set forth on the notice of exempt offering of securities on Form D filed with the SEC on January 24, 2011 (SEC Accession No. 0001077048-11-000003) (the “First Offering”). All debt holders who participated in the First Offering were offered the opportunity to participate in conversion under the terms of the Second Offering. These issuances were made pursuant to Rule 506(b) of Regulation D of the Securities Act.

Item 7.01 Regulation FD Disclosure.

The information provided under Item 3.02, above, is hereby incorporated by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Giggles N Hugs, Inc.

Date: July 3, 2014	By:	/s/ Joey Parsi
	Name:	Joey Parsi
	Title:	Chief Executive Officer